LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and
appointseach of F. William Conner, James D. Kendry,
 David J. Wagner, and
Sherry Crawford signing singly and each acting individually, as the undersigned's
true and lawful attorney-in-fact
 with full power and authority as hereinafter described to:
(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Entrust, Inc. (the "Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");
(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely deliver
and file such form with the United States Securities
and Exchange Commission
and any stock exchange orsimilar authority;
(3)	seek or obtain, as the undersigned's representative
and on the
undersigned's behalf, information regarding transactions
in the Company's
securities from any third party, including brokers,
employee benefit plan
administrators and trustees, and the undersigned
hereby authorizes any such person to release any
such information to such
attorney-in-fact and approves and ratifies any
such release of information;
and (4)	take any other action of any type whatsoever
in connection with the
foregoing which, in the opinion of such attorney-in-fact,
 may be of benefit
to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as
the undersigned might or could do if personally
 present, with full
power of substitution or revocation, hereby ratifying
 and confirming all
that such attorney-in-fact, or such
 attorney-in-fact's substitute or
substitutes, shall lawfully do or
 cause to be done by virtue of this
power of attorney and the rights and
powers herein
granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any
liability for the undersigned's responsibility to comply with the requirement of the Exchange Act,
(ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act.
This Power of Attorney shall remain
in full force and effect
until the undersigned
is no longer required to file
Forms 3, 4, and 5 with respect
to the undersigned's
holdings of and transactions in securities
 issued by the
Company, unless earlier
revoked by the undersigned in a
signed writing delivered to
the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30 day of April, 2004.

/s/David Carey
David T. Carey


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